© Copyright 2011. Alvarez & Marsal Holdings, LLC. All Rights Reserved.
L E A D E R S H I P  P R O B L E M  SO L V I N G  V A L U E  C R E A T I O N
Lehman Brothers Holdings Inc.
Plan Status Report
January 13, 2011
Exhibit  99.1

The information and data included in this report are derived from sources available to Lehman Brothers
Holdings Inc. and its subsidiaries that have filed proceedings under chapter 11 of the Bankruptcy Code
(collectively, the "Debtors"). The Debtors have prepared this presentation based on the information available to them at this time, but note that such information is incomplete and may be materially deficient in certain respects. This report was prepared by the Debtors for purposes of presenting the
Court with a status of their respective estates as of the date of the presentation and is not meant to be relied upon by investors or others as a complete description of the Debtors’ estates, businesses, condition (financial or otherwise), results of operations, prospects, assets or liabilities. The information in this presentation may only be updated, including any corrections, in connection with future presentations or filings with the Court. Certain prior period balances in this presentation may have changed from amounts previously presented, which may be a result of certain reclassifications made;
refer to the footnotes herein accordingly. The Debtors reserve all rights to revise this report. All amounts are unaudited and subject to revision.
This report is also available on the website that hosts information about the Debtors at www.lehman-
docket.com.
This report should also be read in conjunction with Monthly Operating Reports (“MORs”) and other reports filed with the SEC and the Court. These reports can also be located at www.lehman-
docket.com.
January 13, 2011
Lehman Brothers Holdings Inc.

Key Questions Surrounding the Plan
I. What is the size and composition of the asset pie?
II. What does the claims picture look like?
III. How do you propose for the asset pie to be allocated?
IV. Any key remaining challenges once the Plan gains consensus?

I. What is the Size and Composition of the Asset Pie?
($ in billions)
6/30/10
(4)
12/31/10
Cash
21.1 $ 24.0 $
Financial Assets
(1)
38.2 37.1
Projected Reinvestment
(1.8) (1.0)
Estimated Net Recovery
(3)
57.5 $ 60.1 $
Notes:
(1)
(3)
(4)
Estimate of gross proceeds on future asset dispositions and foreign receivables
No litigation recovery included, and excludes future cost of operations
As presented at the September 22, 2010 State of the Estate
(2)
(2) Excludes cash disbursements of approximately $600 million related to the Bank Settlements in November 2010

A. What is the Status of Further Asset Liquidations?
Market for sale or refinancing continues to improve
• Commercial / multi-family cap rates approaching mid-2008 levels
• M&A activity and refinancing has picked up
Opportunity cost much more attractive today than in the past
• Bankruptcy reinvestment rate on cash of less than 50 bps is unattractive
Expect more opportunistic disposition activity over next 12 months, particularly in the area of strategic real estate assets

I.
What is the Size and Composition of the Asset Pie? (cont’d)

B. What Resources are Employed?

I.
What is the Size and Composition of the Asset Pie? (cont’d)
Asset Management Resources (FTEs)
Actual Actual Proj. Proj.
12/31/09 12/31/10 3/31/11 6/30/11
Lehman 215 219 207 206
A&M 39 33 24 17
Total 254 252 231 223

II. What Does the Claims Picture Look Like?
($ in billions) April 14, 2010 September 22, 2010
Adjusted Likely Adjusted Likely Adjusted Likely
Claims Outstanding Allowed Outstanding Allowed Outstanding Allowed
LBHI: As Filed Claims Claims Claims Claims Claims Claims
Direct Claims $210 $183 $102 $112 $112 $111 $111
Intercompany Claims 80 56 43 59 43 53 52
Third-Party Guarantee Claims:
Domestic Primary Obligor 48 21 46 22 30 30
International Primary Obligor 95 73 72 66 67 67
Total Third-Party Guarantee Claims 255 143 94 118 88 97 97
Affiliate Guarantee Claims:
Domestic Primary Obligor 23 8 6
International Primary Obligor 201 66 52
Total Affiliate Guarantee Claims 315 224 21 74 21 58 12
Total Claims Against LBHI 860 605 260 363 264 319 272
Total Claims Against All Other Debtors 302 135 135 101 101 50 50
Total Claims* $1,162 $740 $395 $464 $365 $369 $322
*Epiq claims currently at $775 billion.
December 31, 2010

A.   What Resources are Employed?
II.
What Does the Claims Picture Look Like? (cont’d)
Claims and General Administrative Resources (FTEs)
A&M Lehman A&M Lehman A&M Lehman A&M Lehman
Claims Management 23 158 27 146 22 126 19 120
Finance, Tax and IT 43 119 24 121 19 132 16 132
Admin & Risk Management 3 31 3 28 1 31 1 31
Legal / Litigation Support 16 17 16 19 8 19 7 19
Total Headcount 85 325 70 314 50 308 43 302
12/31/09 12/31/10 3/31/11 6/30/11
Actual Actual Proj. Proj.

III. How do You Propose for the Asset Pie to be Allocated?
A. Recap of the 9/22/10 State of the Estate
Priorities announced at the State of the Estate:
• Continued focus on claims assessment
• Continued focus on foreign affiliates to obtain Plan support
• Engage domestic creditor constituents

B. Foreign Affiliates
Substantial progress has been made:
• Two additional Global Protocol meetings bringing total to seven group meetings dedicated to the LBHI Plan
• Exchange of proposals for terms of settlement agreements to be executed by foreign affiliates
Bilateral negotiations have progressed
III. How do You Propose for the Asset Pie to be Allocated? (cont’d)

C. Domestic Affiliates
Primary focus since 9/22/10 has been to work with the Unsecured Creditors Committee to develop a common approach to a compromise plan that is thoughtful and fair to all stakeholders
Additionally, as a result of numerous and exhaustive meetings, received input from major creditors and their advisors as to Plan concepts
• On December 15, 2010, LBHI Ad-hoc group filed a proposed chapter 11 plan based upon substantive consolidation
• Other creditor groups have provided settlement frameworks providing for non-
consolidation plans
• In developing the proposed Plan, the Debtors have taken into account input from the major constituents, including LBHI, LCPI, LBCS, and LBSF creditor groups and the
Unsecured Creditors’ Committee
Communications with LBI over issues has improved, but progressing slowly
Based upon input received from major constituencies, the Debtors understand the legal and economic positions of such constituencies
III. How do You Propose for the Asset Pie to be Allocated?
(cont’d)

D. Overview of Proposed First Amended Plan
The Plan will encompass an economic compromise of creditor claims and provides for a two step framework:
– Creditors of certain of the subsidiary Debtors will have a percentage of their recoveries reallocated to the LBHI Senior Unsecured and General Unsecured
creditors
– Creditors of the subsidiary Debtors with guarantee claims against LBHI will have a percentage of their recoveries reallocated to the LBHI Senior Unsecured and General
Unsecured creditors
– Non trading intercompany claims of LBHI against subsidiary Debtors will be reduced by a certain percentage
III. How do You Propose for the Asset Pie to be Allocated?
(cont’d)
• Settlement compromise between the Senior and General Unsecured
Creditors of LBHI and the creditors of subsidiary Debtors

D. Overview of Proposed First Amended Plan (cont’d)
– Creditors of foreign affiliates with a guarantee claim against LBHI will have a percentage of their recoveries reallocated to the LBHI Senior Unsecured and General
Unsecured creditors
– Foreign Affiliate Guarantee Claims against LBHI will be reduced depending on the type of guarantee claim
III. How do You Propose for the Asset Pie to be Allocated?
(cont’d)
• Settlement compromise between the Debtors and the Foreign Affiliates

E. Conclusion
Since March 2010 the Debtors have refined:
• the fact base and legal analysis as to the enforceability of various guarantee claims
• their understanding of the positions taken by the numerous Lehman constituents
• their estimate of the overall claims, especially foreign guarantee claims
The Plan proposes that every creditor constituency agree to provide concessions to obviate extended litigation, expense and loss of time
The proposed concessions will result in a fair resolution of all issues
All parties should recognize that a lack of flexibility may be detrimental to their economic interests
III. How do You Propose for the Asset Pie to be Allocated? (cont’d)

F.   Timetable - Next Steps
Amended Plan and Amended Disclosure Statement should be filed within days
Debtors will review and discuss the Amended Plan with the key constituents in the days and weeks following the filing
Prosecution of the Amended Plan will be dependent on Plan support and the Court’s calendar
III. How do You Propose for the Asset Pie to be Allocated? (cont’d)

A significant amount of filed claims remains unresolved
LBSF and the other estates with derivative assets have made significant progress on the asset (or receivable) collection process
The key challenge is to find a fair and cost effective way to resolve derivative claim disputes
Proposed solution = Derivatives Settlement Framework
IV. Any Key Remaining Challenges, Once the Plan Gains Consensus?

IV.
Key Remaining Challenge (cont’d)
Future claims resolution more challenging as a result of (i) difficult legal and valuation issues; and (ii)
larger trade populations remaining (i.e., Big Banks)
Two options:
(i) Continue claims resolution on a contract by contract basis using limited tools available (ADR) to avoid drawn-out costly litigation
(ii) Resolve valuations for all derivative claims concurrently and uniformly through a Derivative
Settlement Framework to be proposed in the Plan
Note: (1) Derivative claims are claims prior to adjustments for management estimates.
Derivatives Claims Update
($ in millions)
Claims Contracts Trades
Derivative Claims (1) $45,311 2,961 961,436
Settled $5,040 1,561 69,684
Remaining $40,271 1,400 891,752
Big Banks (share % of claims) 48% 5% 85%

IV.
Key Remaining Challenge (cont’d)
The Derivatives Claims Settlement Framework concept was developed in collaboration with certain of the Big Banks and the UCC
The Derivative Claims Settlement Framework provides for:
Derivative Claims Settlement Rules
– At mid-market price
– Using defined portfolio aggregation rules
– Applying an allowance for bid / ask as determined by Debtor
• Derivative claims settlement rules
• A commitment to creditors to a process and timeline
• The proposed framework provides consistent, transparent, derivative valuation rules applicable to all remaining derivative contracts
• Remaining Derivative contracts valued by Debtor:
• At end of day at Termination Date, unless counterparty can satisfactorily prove to Debtor on economic close out at a different time on the Termination Date

IV.
Key Remaining Challenge (cont’d)
Exceptions to the Rules
• Commercially reasonable replacement of trade at Termination Date
• Commercially reasonable Market Quotation Process (1992 ISDA) at Termination
Date

IV.
Key Remaining Challenge (cont’d)
Process and Timeline
• Claims valuation rules to be developed in collaboration with the UCC with feedback from key market participants (certain Big Banks)
• Framework to be applied to all unsettled derivative claims through the Plan with the creation of separate derivative creditor claims class for each of the derivative entities
(LBSF, LBCS, LBCC, etc.)
• Commitment to a timeline that will provide rules and result of rules by April 30, 2011

IV.
Key Remaining Challenge (cont’d)
Key Benefits of Settlement Framework
• Uniformity – Consistent rules to apply to valuation of all derivative claims
• Transparency – Rules will be published and claims valuations can be reviewed
• Expediency – Avoid years of litigation
• Consensual Approach – Rules developed in collaboration with UCC with feedback from key market players
Settlement Framework will require a compromise by many of the derivative claimants, but the claimants should recognize that the benefits outweigh the compromise required